Exhibit C

CHINA DEVELOPMENT BANK

Debt Securities

UNDERWRITING AGREEMENT BASIC TERMS

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China Development Bank

DEBT SECURITIES

UNDERWRITING AGREEMENT BASIC TERMS

China Development Bank (the “Bank”), a government policy-oriented statutory financial institution of the People’s Republic of China (“China” or the “PRC”), may issue and sell from time to time its debt securities (the “Debt Securities”) in one or more series registered under the Registration Statement referred to below. The Debt Securities may have such varying terms as are indicated in the Basic Prospectus referred to below, with all such terms for any particular series of Debt Securities sold pursuant to the terms hereof (together with any other terms relating to such series) to be determined at the time of sale and set forth in a Terms Agreement substantially in the form of Exhibit A hereto (a “Terms Agreement”) relating to such series and incorporating by reference the terms and conditions set forth herein. Each series of Debt Securities will be issued pursuant to the Fiscal Agency Agreement, dated as of [•] between the Bank and JPMorgan Chase Bank N.A. (formerly known as “The Chase Manhattan Bank N.A.”), as fiscal agent (the “Fiscal Agent”); provided, however, that, in the event that the Bank shall appoint a separate fiscal agent for the Debt Securities of any series in addition to or in lieu of the Fiscal Agent or any other fiscal agent that is acting as such agent for the Debt Securities of any other series as permitted under Section 9(f) of the Fiscal Agency Agreement, the term “Fiscal Agency Agreement,” as used herein, shall include or shall mean, as the case may be, the fiscal agency agreement applicable to such Underwritten Securities (as defined in Section 2 hereof).

With respect to any particular Terms Agreement, such Terms Agreement, together with the terms and conditions set forth herein and incorporated therein by reference, is referred to herein as this “Agreement.” Terms used in an applicable Terms Agreement, unless otherwise defined therein, are used therein as herein defined.

A registration statement on Schedule B (Registration No. 333-[•]) for the registration of the Debt Securities under the Securities Act of 1933, as amended (the “1933 Act”), has been prepared by the Bank in conformity with the requirements of the 1933 Act and the rules and regulations of the Securities and Exchange Commission (the “Commission”) thereunder (the “1933 Act Regulations”) and has become effective. As hereinafter used in this Agreement, (i) “Preliminary Prospectus” means each prospectus relating to the applicable Underwritten Securities (including all documents which may be incorporated therein by reference) included in the Registration Statement (as defined below), or amendments or supplements thereto, before it became effective under the 1933 Act, or any other prospectus legended “preliminary,” “subject to completion” or with words of similar effect; (ii) “Registration Statement” means the registration statement on Schedule B (Registration No. 333-[•]) and any other registration statement relating to the applicable Underwritten Securities as to which a form of this Underwriting Agreement Basic Terms shall have been or shall be filed or incorporated by reference as an exhibit, as amended at the date of the Terms Agreement relating to such Underwritten Securities; (iii) “Basic Prospectus” means the “generic” prospectus included in the Registration Statement and relating to the applicable Underwritten Securities; and (iv) “Prospectus” means the Basic Prospectus, together with any amendment or supplement (including the preliminary prospectus supplement and final prospectus supplement) thereto specifically relating to the applicable Underwritten Securities. Any reference herein to the Registration Statement or the Prospectus shall be deemed to refer to and include any documents which may be filed by the Bank under the Securities Exchange Act of 1934, as amended (the “1934 Act”), and incorporated by reference in the Registration Statement or the Prospectus pursuant to applicable rules or regulations, or interpretative letters from the staff of the Commission; and any reference herein to “amend,” “amendment,” or “supplement” with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include the filing by the Bank of any document so incorporated therein by reference.

The Bank understands that the Underwriters (as defined in Section 2 hereof) propose to offer the Underwritten Securities for sale as set forth in the Prospectus.

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Capitalized terms used herein and not otherwise defined are used herein as defined in the Fiscal Agency Agreement.

Section 1. Representations and Warranties. The Bank represents and warrants to each Underwriter that:

(a) The Registration Statement has been declared effective by the Commission. At the time the Registration Statement became effective, the Registration Statement and the Prospectus complied in all material respects with the requirements of the 1933 Act, the 1933 Act Regulations and Schedule B of the 1933 Act. The Registration Statement, at the time it became effective (or, if an amendment to the Registration Statement or any Annual Report on Form 18-K incorporated by reference in the Registration Statement has been filed by the Bank with the Commission subsequent to the effectiveness of the Registration Statement, then at the time of the most recent such filing), did not and will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; to the best knowledge of the Bank after due inquiry, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or threatened by the Commission. The Prospectus, at the time it is first provided to the Underwriters for use in connection with the offering of the Underwritten Securities and at all times during the period specified in Section 5(c) hereof, will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply to statements or omissions in the Registration Statement or the Prospectus made in reliance upon and in conformity with information furnished to the Bank in writing by the Representative on behalf of any Underwriter expressly for use in the Registration Statement or the Prospectus. Any documents incorporated by reference in the Registration Statement or the Prospectus (including in each case any Annual Report on Form 18-K), at the time they were filed with the Commission, complied in all material respects with the requirements of the 1934 Act and the rules and regulations thereunder (the “1934 Act Regulations”).

(b) There has not been any material adverse change, or any development involving a prospective material adverse change, in or affecting the condition (financial or otherwise) of the Bank or in the condition (financial, political or economic) of China since the respective dates as of which information is given in the Registration Statement or the Prospectus, except as otherwise stated therein or contemplated thereby.

(c) On the Delivery Date, the Underwritten Securities to be issued pursuant to the Fiscal Agency Agreement and sale pursuant to this Agreement and each Delayed Delivery Contract (as defined below), if any, will have been duly executed by the Bank. When issued, executed and authenticated in accordance with the provisions of the Fiscal Agency Agreement, against payment of the consideration therefor in accordance with this Agreement and each Delayed Delivery Contract, if any, the Underwritten Securities, and all the covenants therein contained, will constitute the valid, legally binding obligations of the Bank, enforceable in accordance with their terms and entitled to the benefits of the Fiscal Agency Agreement.

(d) The payment obligations of the Bank under the Underwritten Securities will rank pari passu with each other series of Debt Securities without any preference among themselves (whether by reason of priority of date of issue or otherwise) and at least equally with all other unsecured and unsubordinated External Indebtedness of the Bank from time to time Outstanding; and the Underwritten Securities and the Fiscal Agency Agreement will conform to the descriptions thereof in the Prospectus.

(e) The Bank has all requisite power and authority to execute, deliver and perform its obligations under the Underwritten Securities, this Agreement, each Delayed Delivery Contract, if any, and the Fiscal Agency Agreement.

(f) There are no consents, authorizations, registrations, qualifications or approvals of, or filings with, any PRC government authorities (including all foreign exchange approvals in connection with the payment by the Bank to the holders of the Underwritten Securities in such foreign currencies as provided in

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such Underwritten Securities) required in connection with the execution and delivery by the Bank of this Agreement, each Delayed Delivery Contract, if any, and the Fiscal Agency Agreement, the issue or sale by the Bank of the Underwritten Securities or the performance by the Bank of its obligations thereunder or hereunder except those which have been duly obtained and are in full force and effect or those which will have been duly obtained and in full force and effect on the Delivery Date for the Underwritten Securities. Except for such consents, authorizations, approvals, registrations or qualifications of, or filings with, the PRC governmental authorities, no consent, approval, authorization, order or decree of any court or governmental agency or body or third party is required in connection with the issuance and sale by the Bank of the Underwritten Securities or the execution, delivery or performance by the Bank of this Agreement and the Fiscal Agency Agreement or the consummation by the Bank of any other transaction contemplated by this Agreement, including the issuance, sale and delivery by the Bank of the Underwritten Securities, except as may be required by the securities or “blue sky” laws of any state of the United States in connection with the sale of the Underwritten Securities.

(g) The Bank is not (i) in violation of or in default under the Special Decree of the State Council (State Council Document No. 22 dated March 17, 1994) (the “Special Decree”) or its Articles of Association, (ii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan document, note, lease or other instrument to which the Bank is a party or by which it is bound or to which its assets are subject, or (iii) in violation of any other applicable law, judgment, order or decree of any governmental body, agency or court having jurisdiction over the Bank, except, in the cases of (ii) and (iii) above, for violations and defaults that individually or in the aggregate would not have a material adverse effect on the condition (financial or otherwise) of the Bank. The Bank is in compliance with all applicable anti-money laundering laws, regulations and government decrees. The execution, delivery and performance by the Bank of this Agreement, each Delayed Delivery Contract, if any, and the Fiscal Agency Agreement and the issuance, execution, delivery and performance by the Bank of the Underwritten Securities and the consummation by the Bank of the transactions contemplated herein and therein have been duly authorized by all necessary action and will not (i) violate any provision of applicable law or the Special Decree or the Articles of Association of the Bank, (ii) violate any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Bank, or (iii) conflict with or constitute a breach of, or a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any assets of the Bank pursuant to any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Bank is a party or by which it is bound or to which its assets are subject.

(h) Other than as may be set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Bank is a party or any of its properties is the subject that the Bank has reasonable cause to believe would, if determined adversely to the Bank, individually or in the aggregate have a material adverse effect (i) on the transactions herein contemplated or on the ability of the Bank to perform its obligations under the Underwritten Securities, this Agreement, each Delayed Delivery Contract, if any, or the Fiscal Agency Agreement or (ii) on the condition (financial or otherwise) of the Bank; and, to the best of the Bank’s knowledge, no such proceedings are threatened or contemplated.

(i) There is no tax, levy, deduction, charge or withholding imposed by China or any political subdivision thereof on any payment to be made by the Bank hereunder or under the Underwritten Securities solely by reason of a holder holding or receiving income from such Underwritten Securities.

(j) The consolidated financial statements, and the related notes thereto, included in the Registration Statement and the Prospectus have been prepared in accordance with International Financial Reporting Standards adopted by the International Accounting Standards Board applied on a consistent basis throughout the periods involved; such consolidated financial statements have been audited by PricewaterhouseCoopers, our independent accountants, in accordance with the International Standards on Auditing; and such financial information presents fairly and accurately the consolidated financial position and results of operations of the Bank as of the dates and for the periods therein stated.

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(k) The Bank has been duly established as a government policy-oriented statutory financial institution, is validly existing under the laws of China with no express limit on the duration of its existence, and has the power and authority to manage its properties and conduct its business as presently conducted and as described in the Prospectus. All of the ownership interest in the Bank is held by the PRC.

(l) The statements in the Prospectus under the headings “Taxation,” “Description of the Debt Securities,” “Description of the Notes,” “Plan of Distribution” and “Underwriting” fairly summarize the matters therein described.

(m) The Underwritten Securities and the Fiscal Agency Agreement conform in all material respects to the respective statements relating thereto contained in the Prospectus.

(n) Any certificate signed by an Authorized Officer of the Bank and delivered to the Underwriters or to United States counsel to the Underwriters in connection with the offering of the Underwritten Securities shall be deemed a representation and warranty by the Bank to the Underwriters as to the matters covered thereby on the date of such certificate.

(o) Other than the stamp duty payable in respect of the execution and delivery of this Agreement under the Provisional Rules of the PRC on Stamp Duty, promulgated by the State Council on August 6, 1988, no stamp duties, taxes or other governmental charges are payable in China in connection with the execution, delivery or enforcement of this Agreement, each Delayed Delivery Contract, if any, and the Fiscal Agency Agreement and the execution, delivery and issue of the Underwritten Securities.

(p) It is not necessary for this Agreement, each Delayed Delivery Contract, if any, the Fiscal Agency Agreement or the Underwritten Securities to be filed, registered or recorded with, or executed or notarized before, any court or other authority in China, or for this Agreement, each Delayed Delivery Contract, if any, the Fiscal Agency Agreement or the Underwritten Securities to bear any stamp, registration or similar tax other than nominal tax in China, to ensure the legality, validity, enforceability and admissibility in evidence of this Agreement, each Delayed Delivery Contract, if any, the Fiscal Agency Agreement, or the Underwritten Securities in China, except that Chinese translations of this Agreement, the relevant Delayed Delivery Contract, if any, the Fiscal Agency Agreement or the Underwritten Securities, as the case may be, would be required to be presented to a Chinese court in connection with any legal action or proceeding relating to this Agreement, the relevant Delayed Delivery Contract, the Fiscal Agency Agreement or the Underwritten Securities, respectively, commenced in any such court.

(q) The Fiscal Agency Agreement has been duly authorized by the Bank and, when executed and delivered by the Bank (assuming due authorization, execution and delivery by the Fiscal Agent), will constitute a valid and legally binding agreement of the Bank, enforceable against the Bank in accordance with its terms.

(r) The Bank has not taken and will not take, directly or indirectly, any action designed to or which has constituted or might reasonably be expected to cause or result in, under the 1934 Act or otherwise, stabilization or manipulation of the price of any debt security of the Bank to facilitate the sale or resale of the Underwritten Securities.

(s) Except as disclosed or contemplated in the Prospectus, the Bank (i) is in compliance with any and all applicable laws and regulations relating to the protection of human health and safety, the environment and hazardous or toxic substances or wastes, pollutants or contaminants (collectively, the “Environmental Laws”); (ii) has received and is in compliance with all permits, licenses or other approvals required of the Bank under applicable Environmental Laws to conduct its operations; and (iii) has not received notice of any actual or potential liability under such Environmental Laws, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or approvals, or liability would not, individually or in the aggregate, have a material effect on the Bank’s operations.

(t) Neither the Bank nor any of its subsidiaries has, directly or indirectly, engaged in any transaction with the government of Burma (Myanmar), Cuba, Iraq, Iran, Libya, Liberia, North Korea, Sudan, Syria,

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Western Balkans countries, Zimbabwe or any “Specially Designated National,” any “Blocked Person” or any other person, entity or government subject to sanctions under any of the foreign assets control regulations of the United States Treasury Department or any enabling legislation or executive order relating thereto in violation of such regulation, enabling legislation or executive order.

(u) The Bank expects that it will use the net proceeds received from the offering of Underwritten Securities to fund foreign currency-denominated loans in a manner consistent with its normal procedures for funding foreign currency-denominated loans as disclosed in the Prospectus.

Section 2. Terms Agreements. The obligation of the Underwriters to purchase, severally and not jointly, and of the Bank to sell, Underwritten Securities will be evidenced by a Terms Agreement delivered at the time the Bank agrees to sell such Underwritten Securities. The Terms Agreement will specify the firm or firms which will be underwriters (the “Underwriters,” which term shall include any Underwriters substituted in accordance with Section 7 hereof), the “Representative,” if any, of such Underwriters for all purposes of this Agreement and the related Terms Agreement, the principal amount of Underwritten Securities to be purchased by each Underwriter, the purchase price to be paid by the Underwriters for such Underwritten Securities, the agreed initial public offering price, if any, of such Underwritten Securities, whether the Underwriters are authorized to solicit institutional investors to purchase such Underwritten Securities pursuant to Delayed Delivery Contracts as set forth in Section 3 hereof, certain terms thereof and the Underwriters’ compensation therefor, and certain other agreed terms of such Underwritten Securities (including, but not limited to, designations, denominations, interest rates and interest payment dates, if any, and maturity and redemption provisions, if any). Debt Securities that are subject to a Terms Agreement are referred to herein, for all purposes of such Terms Agreement, as the “Underwritten Securities.” As used herein, the term “Representative” means such Underwriter [or Underwriters] so specified in the related Terms Agreement and, if no Underwriter is so specified, shall mean each Underwriter.

Any selling restrictions applicable to the offering of Underwritten Securities, in addition to those set forth in Section 12 hereof, shall be set forth in the applicable Terms Agreement; and the Underwriters hereby severally represent and warrant to the Bank that they will comply with any such selling restrictions set forth therein.

Section 3. Delayed Delivery Contracts. If authorized by the applicable Terms Agreement, any offer to purchase Underwritten Securities by institutional investors solicited by the Underwriters for delayed delivery shall be made pursuant to contracts substantially in the form of Exhibit B attached hereto, with such changes therein as the Bank and the Representative may approve (the “Delayed Delivery Contracts”). The Bank shall have the right, in its sole discretion, to approve or disapprove each such institutional investor. Underwritten Securities which are subject to Delayed Delivery Contracts are herein sometimes called “Delayed Delivery Underwritten Securities” and Underwritten Securities which are not subject to Delayed Delivery Contracts are herein sometimes called “Immediate Delivery Underwritten Securities.”

Contemporaneously with the purchase on the Delivery Date by the Underwriters of the Immediate Delivery Underwritten Securities pursuant to this Agreement, the Bank will pay to the Representative for the account of the Underwriters, the compensation specified in the Terms Agreement for arranging the sale of any Delayed Delivery Underwritten Securities. On the Delivery Date the Bank will enter into Delayed Delivery Contracts (for not less than the minimum principal amount of Underwritten Securities specified in the applicable Terms Agreement) with all purchasers proposed by the Underwriters and previously approved by the Bank as provided below, but not for an aggregate principal amount of Underwritten Securities in excess of that specified in the applicable Terms Agreement. The Underwriters shall have no responsibility with respect to the validity or performance of any Delayed Delivery Contracts.

The Representative shall submit to the Bank, at least three (3) business days (as defined below) prior to the Delivery Date, the names of any institutional investors with which it is proposed that the Bank will enter into Delayed Delivery Contracts and the principal amount of Underwritten Securities to be purchased by each of them, and the Bank will advise the Representative at least two (2) business days prior to the Delivery Date, of the names of the institutions with which the making of Delayed Delivery Contracts is approved by the Bank and the principal amount of Underwritten Securities to be covered by each such Delayed Delivery Contract.

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For the purpose of determining the principal amount of Immediate Delivery Underwritten Securities to be purchased by each Underwriter, there shall be deducted from the principal amount of Underwritten Securities to be purchased by such Underwriter as set forth in the Terms Agreement that portion of the aggregate principal amount of Delayed Delivery Underwritten Securities that the principal amount of Underwritten Securities to be purchased by such Underwriter as set forth in the Terms Agreement bears to the aggregate principal amount of the Underwritten Securities set forth therein to be purchased by all of the Underwriters (in each case as adjusted by the Representative to avoid fractions of the minimum principal amount in which the Underwritten Securities may be issued), except to the extent that the Representative determines, in its discretion, that such deduction shall be otherwise than in such proportion and so advises the Bank.

The Bank shall not be obligated to deliver any Delayed Delivery Underwritten Securities except upon payment for all Immediate Delivery Underwritten Securities to be purchased pursuant to this Agreement as hereinafter provided.

Section 4. Settlement. Delivery of and payment for Immediate Delivery Underwritten Securities shall be made at such place and time as shall be specified in the applicable Terms Agreement, on the third business day following the date of the Terms Agreement, or at such other location, time and date as shall be determined by agreement between the Representative and the Bank or as provided in Section 7 hereof. Such location is sometimes referred to herein as the “Place of Delivery,” and such date and time are sometimes referred to herein as the “Delivery Date.” On the Delivery Date, the Bank shall deliver the Immediate Delivery Underwritten Securities to the Representative for the account of each Underwriter against payment to or upon the order of the Bank of the purchase price by wire transfer in immediately available funds (or such other forms of payment as may be specified in the Terms Agreement). Time shall be of the essence, and delivery of the Immediate Delivery Underwritten Securities at the Place of Delivery on the Delivery Date specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder. Upon delivery, the Immediate Delivery Underwritten Securities shall be in the form of one or more definitive or global fully registered Debt Securities and in such denominations and registered in such names as the Representative shall request in writing not less than two (2) full business days prior to the Delivery Date. For the purpose of expediting the checking and packaging of the Immediate Delivery Underwritten Securities, the Bank shall make the Immediate Delivery Underwritten Securities available for inspection by the Representative in New York, New York, not later than 2:00 P.M., New York City time, on the business day prior to the Delivery Date. For purposes of this Agreement, “business day” means any day, other than a Saturday or Sunday, on which banks in The City of New York and in the Place of Delivery are not required or authorized by law or executive order to close.

Section 5. Covenants. In further consideration of the agreements of the Underwriters contained in this Agreement, the Bank agrees that:

(a) The Bank will furnish promptly to each of the Representative and the United States counsel to the Underwriters one signed copy of the Registration Statement as originally filed and each amendment or supplement thereto filed prior to the date of the Terms Agreement relating to the Underwritten Securities and all consents and exhibits filed therewith, and a copy of each Prospectus filed with the Commission, including all documents, if any, incorporated therein by reference.

(b) The Bank will deliver promptly to the Representative such number of the following documents as the Representative may reasonably request: (i) conformed copies of the Registration Statement (without exhibits); (ii) any Preliminary Prospectus; (iii) the Prospectus; and (iv) any documents incorporated by reference in any Prospectus.

(c) If during such period following the date of the Terms Agreement and prior to the expiration of 90 days from the Delivery Date, a Prospectus is required by law to be delivered in connection with the sale of the Underwritten Securities by an Underwriter, any event shall occur or condition shall exist as a result of which it is necessary to amend or supplement the Registration Statement or Prospectus in order to make the statements in the Registration Statement not untrue or to make the statements in the Prospectus, in the light

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of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or it is necessary during such period to amend or supplement the Registration Statement or Prospectus to comply with applicable law, the Bank will forthwith prepare and file at its own expense either amendments or supplements so that the statements in the Registration Statement as so amended will not be untrue or the statements in the Prospectus as so amended or supplemented, in the light of the circumstances when the Prospectus is delivered to a purchaser, not be misleading or so that the Registration Statement and Prospectus, as amended or supplemented, will comply with applicable law.

(d) Reasonably in advance of the filing with the Commission, during the period referred to in (c) above, of: (i) any amendment to the Registration Statement, (ii) any Prospectus or any amendment or supplement thereto or (iii) any document incorporated by reference in any of the foregoing or any amendment or supplement to any such incorporated document, the Bank will furnish a copy thereof to the Representative and to United States counsel to the Underwriters and, unless in the opinion of United States counsel to the Bank such particular filing is required by law, obtain the consent of the Representative to the filing, which consent shall not be unreasonably withheld.

(e) During the period referred to in (c) above, the Bank will advise the Representative immediately (i) when any post-effective amendment to the Registration Statement becomes effective, (ii) of any request by the Commission for an amendment or supplement to the Registration Statement, to any Prospectus or to any document incorporated by reference in any of the foregoing or for any additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation or threat of any stop order proceeding, (iv) of receipt by the Bank of any notification with respect to the suspension of the qualification of the Underwritten Securities for sale in any jurisdiction or the initiation or threat of any proceeding for that purpose, and (v) of the happening of any event which makes untrue any statement of a material fact made in the Registration Statement or the Prospectus or which requires the making of a change in the Registration Statement or the Prospectus in order to make any material statement therein not misleading.

(f) If, during the period referred to in (c) above, the Commission shall issue a stop order suspending the effectiveness of the Registration Statement, the Bank will make every reasonable effort to obtain the lifting of that order at the earliest possible time.

(g) The Bank will make generally available to the holders of the Underwritten Securities an earnings statement (which need not be audited) of the Bank meeting the requirements of Rule 158 under the 1933 Act covering the first full fiscal year next succeeding the effective date of the Registration Statement or the effective date of the last post-effective amendment to the Registration Statement next preceding the Delivery Date, whichever is later. It is understood that such covenant may be satisfied by the timely filing by the Bank with the Commission of an Annual Report on Form 18-K which contains such an earnings statement.

(h) For so long as any of the Underwritten Securities are outstanding, the Bank will furnish to the Representative upon its written request copies of all reports and financial statements filed by the Bank (other than those filed on a confidential basis) with the Commission or any securities exchange on which the Underwritten Securities are then listed (each, a “Listed Securities Exchange”).

(i) The Bank will use its reasonable efforts and cooperate with the Representative to qualify the Underwritten Securities for offer and sale under the securities or “Blue Sky” laws of such jurisdictions as the Representative may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Underwritten Securities (but in no event for longer than six months after the time of issue of the Prospectus for such Underwritten Securities); provided, however, that the Bank shall not be obligated, solely for this purpose, to qualify as a foreign corporation or to take any action which would subject it to general or unlimited service of process in any jurisdiction where it is not now so subject.

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(j) The Bank will pay (i) costs incident to the sale and delivery of the Underwritten Securities to the Underwriters and any PRC taxes payable in that connection; (ii) subject to any limitation set forth in the Terms Agreement, costs incident to the preparation, printing, distribution and filing under the 1933 Act of the Registration Statement (including any amendments and exhibits thereto), of any Preliminary Prospectus, each Prospectus and any documents incorporated by reference in any of the foregoing documents; (iii) costs of reproducing the Fiscal Agency Agreement and this Agreement; (iv) costs of any listing of the Underwritten Securities on any Listed Securities Exchanges; (v) fees and expenses of its counsel; (vi) its own roadshow costs and expenses; (vii) roadshow travel and accommodation expenses incurred by one representative from [each joint global coordinator]; (viii) fees payable to Moody’s Investors Service, Inc., Standard & Poor’s Ratings Group and Fitch Ratings in connection with the rating of the Underwritten Securities; and (ix) all other costs and expenses incident to the performance of the Bank’s obligations under this Agreement. The Underwriters shall pay (i) their own costs and expenses, including the fees and expenses of their counsel; (ii) transfer taxes on the Underwritten Securities which they may sell; and (iii) the expenses of advertising and offering of the Underwritten Securities made by the Underwriters.

(k) During the period beginning on the date of the Terms Agreement and continuing for a period of 90 days, without the consent of the Representative, the Bank will not offer, sell, contract to sell or otherwise dispose of any securities of the Bank denominated in a foreign currency with maturities longer than one year, other than the Underwritten Securities; provided that the foregoing shall not apply to any such offering, sale, contract to sell and other disposition by the Bank in any currency in the PRC domestic market (not including Hong Kong, Macau and Taiwan).

(l) The Bank will cooperate with the Underwriters in connection with any application for listing of the Underwritten Securities on each designated Listed Securities Exchange, if any, indicated in the applicable Terms Agreement, and will use its reasonable efforts, in cooperation with the Underwriters, to cause each such listing to be approved and will thereafter use its reasonable efforts to maintain the listing of the Underwritten Securities on each Listed Securities Exchange for as long as any Underwritten Security is outstanding.

Section 6. Conditions of Underwriters’ Obligations. The respective obligations of the Underwriters under this Agreement with respect to the Underwritten Securities are subject to the accuracy, on the date of the applicable Terms Agreement and on the Delivery Date, of the representations and warranties of the Bank contained herein, to performance in all material respects by the Bank of its obligations hereunder, to any terms and conditions specified in the applicable Terms Agreement and to each of the following terms and conditions applicable to the Underwritten Securities:

(a) At or before the Delivery Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued, and prior to that time no stop order proceeding shall have been initiated or threatened by the Commission.

(b) On the Delivery Date there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement and the Prospectus, any material adverse change in the condition, financial or otherwise, of the Bank or the condition (financial, political or economic) of China of such magnitude and severity, in the reasonable judgment of the Representative, as to make it impracticable or inadvisable to market the Underwritten Securities on the terms and in the manner contemplated in the Prospectus. The Bank shall have furnished to the Representative, on the Delivery Date, a certificate in English of the Governor or a Vice Governor of the Bank, dated as of the Delivery Date, to the effect (i) that there has been no material adverse change, nor any development known to such Governor or Vice Governor involving a prospective material adverse change, in the condition, financial or otherwise, of the Bank or the condition (financial, political or economic) of China since the respective dates as of which information is given in the Registration Statement and Prospectus, (ii) that the other representations and warranties of the Bank contained in Section 1 hereof are true and correct in all material respects with the same effect as though made at and as of the date of such certificate, (iii) that the Bank has complied in all material respects with all agreements and satisfied in all material respects all conditions on its part to be

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performed or satisfied pursuant to the terms of this Agreement at or prior to the date of such certificate, (iv) that, to the best knowledge of such Governor or Vice Governor, no proceedings have been initiated or threatened to restrain or enjoin the issuance or delivery of the Underwritten Securities by the Bank or in any manner to question the laws, proceedings, directives, regulations, resolutions, approvals, consents or orders under which the Underwritten Securities have been issued or to question the validity of the Underwritten Securities and none of said laws, proceedings, directives, regulations, resolutions, approvals, consents or orders have been repealed, revoked or rescinded in whole or in part, (v) that, subsequent to the execution and delivery of this Agreement, there has not occurred any downgrading in the rating accorded any securities of or guaranteed by the Bank by any “nationally recognized statistical rating organization,” as such term is defined for purposes of Rule 436(g)(2) of the 1933 Act Regulations, nor has any such organization given notice to the Bank of (a) any intended or potential downgrading in the rating accorded any securities of or guaranteed by the Bank or (b) that such organization has under surveillance or review its rating of any securities of or guaranteed by the Bank (other than an announcement with positive implications of a possible upgrading), and (vi) that, to the best of his knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been initiated or threatened by the Commission.

(c) On the Delivery Date, the Underwritten Securities shall have been approved for listing on the designated Listed Securities Exchange, if any, indicated in the applicable Terms Agreement. It is understood and agreed that the Representative will use its reasonable efforts to assist the Bank in obtaining the listing of such Underwritten Securities on any such designated Listed Securities Exchange.

(d) The Bank shall have furnished to the Underwriters, on and dated the Delivery Date, the opinion of its Legal Affairs Department to the effect that:

(i) The Bank has been duly organized as a government policy-oriented statutory financial institution and is validly existing under the laws of China with no express limit as to the duration of its existence, with the power and authority to manage its properties and conduct its business as presently conducted and as described in the Prospectus.

(ii) The Bank has full power and authority to execute and deliver this Agreement, each Delayed Delivery Contract, if any, and the Fiscal Agency Agreement, to create and issue the Underwritten Securities and to perform its obligations under each of the foregoing.

(iii) This Agreement, each Delayed Delivery Contract, if any, and the Fiscal Agency Agreement have been duly authorized, executed and delivered by the Bank and, assuming that each such agreement has been duly authorized, executed and delivered by the other parties hereto and thereto and constitutes a valid and legally binding agreement under the laws of the State of New York, each such agreement constitutes the valid and legally binding agreement of the Bank, enforceable in accordance with its terms, subject to insolvency, fraudulent transfer, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(iv) The Underwritten Securities have been duly authorized and validly executed in accordance with the laws of China and, when duly authenticated by the Fiscal Agent in accordance with the provisions of the Fiscal Agency Agreement, and when delivered to and paid for by the Underwriters in accordance with the terms hereof, will constitute the valid and legally binding obligations of the Bank, enforceable in accordance with their terms, subject to insolvency, fraudulent transfer, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles; and holders thereof will be entitled to the benefits of the Fiscal Agency Agreement to the extent provided therein.

(v) The Underwritten Securities, upon issuance thereof, will be direct, unconditional, unsecured and unsubordinated obligations of the Bank and will rank at least equally with all other unsecured and unsubordinated External Indebtedness of the Bank.

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(vi) Other than the stamp duty payable in respect of the execution and delivery of this Agreement under the Provisional Rules of the PRC on Stamp Duty, promulgated by the State Council on August 6, 1988, no stamp duties, taxes or other government charges are payable in China in connection with the execution, delivery or enforcement of this Agreement, each Delayed Delivery Contract, if any, and the Fiscal Agency Agreement and the execution, delivery and issue of the Underwritten Securities.

(vii) It is not necessary for this Agreement, each Delayed Delivery Contract, if any, the Fiscal Agency Agreement or the Underwritten Securities to be filed, registered or recorded with, or executed or notarized before, any court or other authority in China, or for this Agreement, each Delayed Delivery Contract, if any, the Fiscal Agency Agreement or the Underwritten Securities to bear any stamp, registration or similar tax other than nominal tax in China, to ensure the legality, validity, enforceability and admissibility in evidence of this Agreement, each Delayed Delivery Contract, if any, the Fiscal Agency Agreement, or the Underwritten Securities in China, except that Chinese translations of this Agreement, the relevant Delayed Delivery Contract, if any, the Fiscal Agency Agreement or the Underwritten Securities, as the case may be, would be required to be presented to a Chinese court in connection with any legal action or proceeding relating to this Agreement, the relevant Delayed Delivery Contract, the Fiscal Agency Agreement or the Underwritten Securities, respectively, commenced in any such court.

(viii) All consents, authorizations or approvals from, or filings or registrations with, all governmental authorities in China that are required in connection with the execution, delivery and performance by the Bank of this Agreement, each Delayed Delivery Contract, if any, and the Fiscal Agency Agreement or necessary for the issue, delivery and sale by the Bank of the Underwritten Securities and performance by the Bank of its obligations with respect to such Underwritten Securities (including all foreign exchange approvals in connection with the payment by the Bank to the holders of the Underwritten Securities in such foreign currencies as provided in such Underwritten Securities) have been obtained and remain in full force and effect.

(ix) Neither the execution nor delivery of the Fiscal Agency Agreement, the Underwritten Securities, or this Agreement, each Delayed Delivery Contract, if any, nor the distribution of any Preliminary Prospectus or the Prospectus, nor the compliance by the Bank with the terms and conditions of any such documents (A) will conflict with or result in a breach of (X) the Articles of Association of the Bank, (Y) any of the terms or provisions of any law of China in force as of the Delivery Date or (Z) any order of any Chinese governmental body, agency or court having jurisdiction over the Bank, and (B) insofar as we are aware, conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation of any lien, charge or encumbrance upon any property or asset of the Bank under any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Bank is a party or by which it is bound or to which its assets are subject.

(x) The Registration Statement, any Preliminary Prospectus and the Prospectus and the filing thereof with the Commission have been duly authorized by or on behalf of the Bank and, in the case of the Registration Statement, duly executed, by or on behalf of the Bank; the information in the Registration Statement, the Preliminary Prospectus and the Prospectus stated on the authority of officers of the Bank has been stated in their official capacities thereunto duly authorized by the Bank.

(xi) Except as described under the caption “Taxation — PRC Taxation” in the Registration Statement and the Prospectus, and any amendment and supplement thereto, there are no taxes, duties, assessments or other governmental charges payable under the existing laws of China or any authority thereof or therein in respect of (A) the principal of or interest on the Underwritten Securities, or (B) gains made on the sales of the Underwritten Securities between nonresidents of China consummated outside China, in either case, by a holder who is not a resident of China, is not acting through a permanent establishment in China and is not subject to such tax or duty by reason of his being connected with China otherwise than by reason only of the holding of the Underwritten Securities or receiving payments thereon.

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(xii) There are no estate or inheritance taxes, succession duties, gift taxes or capital gains taxes imposed under the existing laws of China or by any authority thereof or therein in respect of the Underwritten Securities if, at the time of the death of the holder or transfer of an Underwritten Security, such holder or transferor and the transferee of such Security are neither citizens of, nor domiciled or resident in, China, and the transfer does not take place in China and such Underwritten Security is not on deposit in China.

(xiii) There is no requirement to file or register the Preliminary Prospectus, the Prospectus or other issue or offering documentation relative to the Underwritten Securities with any authority in China.

(xiv) The statements in the Registration Statement, the Prospectus and any amendment or supplement thereto relating to the Underwritten Securities and the Fiscal Agency Agreement are correct in all material respects insofar as matters of Chinese law are concerned; and all other statements with respect to or involving Chinese law set forth in the Registration Statement, the Prospectus and any amendment or supplement thereto are correct in all material respects.

(xv) To the best of such counsel’s knowledge after due inquiry, the Bank is not involved in any litigation, arbitration or administrative proceedings, pending or threatened, to which the Bank is a party or to which any of the Bank’s properties is subject that such counsel has reasonable cause to believe would, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise) of the Bank, on the transaction contemplated herein or on the ability of the Bank to perform its obligations under the Underwritten Securities, the Fiscal Agency Agreement or this Agreement.

(xvi) The Bank’s waivers of immunity, as set forth respectively in this Agreement, in the Fiscal Agency Agreement and in the Underwritten Securities constitute irrevocable, unconditional, valid and binding agreements of the Bank under the laws of China, and are enforceable in accordance with their terms.

(xvii) The choice of New York law pursuant to the respective terms of this Agreement, the Fiscal Agency Agreement and the Underwritten Securities is a valid choice of law under the laws of China and, accordingly, would be recognized and applied by the courts of China with respect to any claims brought in connection with this Agreement, the Fiscal Agency Agreement or any of the Underwritten Securities before any court in China (provided that in any proceedings in China for the enforcement of this Agreement, the Fiscal Agency Agreement or the Underwritten Securities, a Chinese court would apply Chinese procedural law in such proceedings); the Bank can sue and be sued in its own name under the laws of China; the irrevocable submission by the Bank to the non-exclusive jurisdiction of any New York State court or United States Federal court (each, a “New York Court”) located in the Borough of Manhattan, The City of New York, the waiver by the Bank of any objection to the laying of venue of a proceeding in such New York Court and any claim that a proceeding brought in any New York Court has been brought in an inconvenient forum and the agreement of the Bank that this Agreement, the Fiscal Agency Agreement and the Underwritten Securities shall be governed by and construed in accordance with the laws of the State of New York, in each case as set forth in this Agreement, the Fiscal Agency Agreement and the Underwritten Securities, are valid and legally binding on the Bank under the laws of China; the Bank has validly and irrevocably appointed Mr. [•], General Manager of the Bank of China New York Branch, and his successors, as its authorized agent for the purposes set forth in this Agreement, the Fiscal Agency Agreement and the Underwritten Securities; service of process effected in the manner set forth in this Agreement, the Fiscal Agency Agreement and the Underwritten Securities will, insofar as the laws of China are concerned, constitute effective service upon the Bank, and any judgment obtained in any such New York Court arising out of or in relation to the obligations of the Bank therein would be enforceable in China, provided, that the judgment (a) was not obtained by fraud, (b) was final and conclusive, (c) in the opinion of the relevant Chinese court after its review of such judgment pursuant to international treaties concluded or acceded to by China or in accordance with the principle of reciprocity, did not contradict the basic principles of Chinese law, (d) in the opinion of the relevant Chinese court after its review of such judgment pursuant

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to international treaties concluded or acceded to by China or in accordance with the principle of reciprocity, did not violate state sovereignty, security or public interest, and (e) was for a definite sum of money. Such counsel is not aware of any terms of this Agreement, the Fiscal Agency Agreement or the Underwritten Securities or the transactions contemplated herein or therein which would contradict basic principles of Chinese law or violate Chinese state sovereignty, security or public interest.

(xviii) The courts of China have power to make an award in U.S. dollars and, in relation to the Underwritten Securities, would accept a United States court’s currency of judgment as the currency of judgment for a Chinese court proceeding.

(xix) This Agreement, the Fiscal Agency Agreement, and the Underwritten Securities are in proper legal form under the laws of China for the enforcement thereof against the Bank under the laws of China.

(xx) The information set forth in the Registration Statement and the Prospectus under the captions “China Development Bank — Relationship with the Government” and “The People’s Republic of China” has been stated by [•] in his official capacity as a Deputy Director–General of the State Administration of Foreign Exchange of China thereunto duly authorized and the State Administration of Foreign Exchange of China has the authority to co-sign the Registration Statement on behalf of the People’s Republic of China.

In rendering such opinion, such counsel may rely as to all matters governed by New York law upon the opinion referred to in subsection (e) of this Section.

(e) The Underwriters shall have received, on and dated the Delivery Date, the opinion of Sidley Austin Brown & Wood LLP, special United States counsel to the Bank, to the effect that:

(i) Assuming that this Agreement has been duly authorized, executed and delivered by or on behalf of the Bank under the laws of China and by the Underwriters, this Agreement has been duly executed and delivered under the laws of the State of New York.

(ii) Assuming that the Fiscal Agency Agreement has been duly authorized, executed and delivered by the Bank under the laws of China and by the Fiscal Agent and any other party thereto, the Fiscal Agency Agreement has been duly executed and delivered under the laws of the State of New York and constitutes the valid and legally binding obligation of the Bank enforceable against the Bank in accordance with its terms (except as enforcement thereof may be limited by generally applicable laws relating to or affecting enforcement of creditors’ rights or by general equity principles).

(iii) Assuming that the Underwritten Securities have been duly authorized, executed, and issued on behalf of the Bank and authenticated by the Fiscal Agent, and when delivered against payment therefor pursuant to this Agreement, the Underwritten Securities will constitute the valid and legally binding obligations of the Bank enforceable in accordance with their terms (except as enforcement thereof may be limited by generally applicable laws relating to or affecting enforcement of creditors’ rights or by general equity principles), and the holders thereof will be entitled to the benefit of the Fiscal Agency Agreement to the extent provided therein.

(iv) The Underwritten Securities conform in all material respects to the description thereof contained in the Prospectus.

(v) The Registration Statement is effective under the 1933 Act, and, to the best of such counsel’s knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or threatened by the Commission.

(vi) At the time the Registration Statement became effective, the Registration Statement (other than any financial statements or data included therein, as to which no opinion need be rendered) appeared on its face to comply as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations.

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(vii) The Underwritten Securities are exempt from the provisions of the Trust Indenture Act of 1939, as amended, and no indenture in respect of the Underwritten Securities need be qualified thereunder.

(viii) The Bank has validly and irrevocably submitted to the non-exclusive jurisdiction of any New York Court, has validly and effectively waived any objection to the laying of venue of a proceeding in any such court and any claim that a proceeding brought in any New York Court has been brought in an inconvenient forum, and has validly and irrevocably appointed Mr. [•], General Manager, Bank of China New York Branch, and his successors, as its authorized agent for the purposes as set forth in this Agreement, the Fiscal Agency Agreement and the Underwritten Securities; service of process effected in the manner set forth in this Agreement, the Fiscal Agency Agreement and the Underwritten Securities will constitute effective service on the Bank; and the waiver by the Bank pursuant to this Agreement, the Fiscal Agency Agreement, and the Underwritten Securities of any immunity to jurisdiction to which it or its assets may otherwise be entitled is legal, valid and binding under New York law and Federal laws of the United States.

(ix) No consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body in the United States is required for the issue and sale of the Underwritten Securities or the consummation by the Bank of the transactions contemplated by this Agreement, or the Fiscal Agency Agreement, except such as have been obtained under the 1933 Act and such consents, approvals, authorizations, orders, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Underwritten Securities by the Underwriters.

(x) The statements in the Prospectus under the caption “Description of the Debt Securities” and in the Prospectus Supplement under the caption “Description of the Notes,” insofar as they purport to summarize the provisions of the Underwritten Securities and the Fiscal Agency Agreement, fairly summarize such matters in all material respects.

(xi) Although the statements set forth in the Prospectus under the caption “Taxation — United States Taxation” do not purport to discuss all possible United States Federal income tax consequences of the purchase, ownership and disposition of the Underwritten Securities, such statements, to the extent that they constitute matters of law or legal consideration with respect thereto, fairly and accurately summarize in all material respects the United States Federal income tax consequences of the purchase, ownership and disposition of the Underwritten Securities under present law.

(xii) Any required filing of any Prospectus pursuant to Rule 424(b) of the 1933 Act Regulations has been made in the manner and within the time period required by such rule.

(xiii) The Bank is not required to register as an investment company under the Investment Company Act of 1940, as amended, in connection with the issuance and sale by the Bank of the Underwritten Securities in the manner contemplated by the Registration Statement and the Prospectus, and by the Fiscal Agency Agreement and this Agreement.

The Bank shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

In rendering such opinion, such counsel may rely as to all matters governed by laws of China upon, and their opinion may be subject to the qualifications, assumptions and exceptions set forth in, an opinion or opinions of counsel delivered pursuant to subsection (d) or subsection (g) of this Section, as the case may be.

(f) The Underwriters shall have received, on and dated the Delivery Date, the opinion of United States counsel to the Underwriters, in form and substance satisfactory to the Representative, to the effect of the opinion of counsel delivered pursuant to (i), (ii), (iii), and (vii) in subsection (e) of this Section. In rendering such opinion, such counsel may rely as to all matters governed by laws of China upon, and their opinion may be subject to the qualifications, assumptions and exceptions set forth in, an opinion or opinions of counsel delivered pursuant to subsection (d) or subsection (g) of this Section, as the case may be.

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The Bank shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(g) The Underwriters shall have received, on and dated the Delivery Date, the opinion of local PRC counsel to the Underwriters, in form and substance reasonably satisfactory to the Representative. In rendering such opinion, such counsel may rely as to all matters governed by New York law upon the opinion referred to in subsection (f) of this Section.

(h) The Underwriters shall have received, on each of the date hereof and the Delivery Date, a certificate signed by the Managing Director or a Deputy Managing Director of the Department of Finance and Accounting of the Bank containing statements and information with respect to the financial statements and financial information contained in the Registration Statement and the Prospectus, in the form to be attached to the Terms Agreement.

(i) The Underwriters shall have received, on the Delivery Date, evidence showing that the Underwritten Securities have been registered with the State Administration of Foreign Exchange of China.

(j) The Underwriters shall have received, on each of the date hereof and the Delivery Date, a letter dated the date hereof or the Delivery Date, as the case may be, in form and substance satisfactory to the Underwriters, from [•], independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

In addition, each counsel delivering an opinion pursuant to this Section 6 shall have stated in its opinion or shall have furnished to the Underwriters a letter to the effect that nothing has come to such counsel’s attention that would lead them to believe that the Registration Statement (other than any financial statements or data contained therein or omitted therefrom, with respect to which such counsel need express no opinion), at the time the Registration Statement became effective (or, if an amendment to the Registration Statement or any Annual Report on Form 18-K has been filed by the Bank with the Commission subsequent to the effectiveness of the Registration Statement, then at the time of the most recent such filing), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus (other than any financial statements or data contained therein or omitted therefrom, with respect to which such counsel need express no opinion), at the time the Registration Statement became effective (or, if an amendment to the Registration Statement or any Annual Report on Form 18-K has been filed by the Bank with the Commission subsequent to the effectiveness of the Registration Statement, then at the time of the most recent such filing) or as of the Delivery Date, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Representative and counsel to the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be terminated at, or at any time prior to, the Delivery Date by the Representative. Notice of such termination shall be given to the Bank in writing, or by telephone or facsimile confirmed promptly in writing.

For purposes of Sections 5 and 6 hereof, unless the context otherwise requires, the term “Registration Statement” shall include any and all amendments thereto relating to the Underwritten Securities subsequent to the date of the relevant Terms Agreement.

Section 7. Default by an Underwriter. If, on the Delivery Date, any one or more Underwriters shall fail or refuse to purchase Underwritten Securities that it or they have agreed to purchase under this Agreement and such failure or refusal to purchase shall constitute a default in the performance of its or their obligations hereunder, the remaining non-defaulting Underwriters shall be obligated severally to purchase the Immediate Delivery

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Underwritten Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase in the respective proportions which the principal amount of Underwritten Securities set forth in the Terms Agreement to be purchased by each remaining non-defaulting Underwriter bears to the aggregate principal amount of Underwritten Securities set forth in the Terms Agreement to be purchased by all the remaining non-defaulting Underwriters; provided that any remaining non-defaulting Underwriter shall not be obligated to purchase more than 110% of the principal amount of Underwritten Securities set forth in the Terms Agreement to be purchased by it. If the foregoing maximum is exceeded, the remaining non-defaulting Underwriters, or those other underwriters satisfactory to the Representative who so agree, shall have the right, but shall not be obligated, to purchase, in such proportion as may be agreed upon among them, all the Immediate Delivery Underwritten Securities. If the remaining non-defaulting Underwriters or other underwriters satisfactory to the Representative do not elect to purchase the Immediate Delivery Underwritten Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Bank, except that the Bank and the Underwriters shall each, respectively, continue to be liable for the payment of their own expenses as set forth in Section 5(j) hereof.

If other underwriters are obligated or agree to purchase the Immediate Delivery Underwritten Securities of a defaulting Underwriter or Underwriters, either the Representative or the Bank may postpone the Delivery Date for up to seven (7) full business days in order to effect any changes that, in the opinion of United States counsel to the Bank or United States counsel to the Underwriters, may be necessary in the Registration Statement, any Prospectus or in any other document or agreement.

Nothing contained in this Section shall relieve any defaulting Underwriter of any liability it may have to the Bank for damages caused by its default

Section 8. Indemnification and Contribution.

(a) Indemnification of the Underwriters. The Bank agrees to indemnify and hold harmless each Underwriter and each person who controls any Underwriter within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i) against any and all losses, liabilities, claims and damages, as incurred (including, without limitation, any legal or other expenses reasonably incurred by them or any of them in connection with defending or investigating such claim), arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Bank will not be liable under the foregoing indemnity to any Underwriter or any such controlling person with respect to any such untrue statement or omission made in any Preliminary Prospectus that was identified in writing to the Underwriters and was corrected in the Prospectus (or any amendment or supplement thereto) if copies (in sufficient quantity as requested) of such Prospectus (or any amendment or supplement thereto) were made available to such Underwriter reasonably in advance of its written confirmation of the sale of such Underwritten Securities, the person asserting such losses, liabilities, claims or damages purchased Underwritten Securities from such Underwriter in reliance upon such Preliminary Prospectus and such person was not sent or given a copy of such previously available Prospectus (as amended or supplemented) at or prior to the written confirmation of the sale of such Underwritten Securities to such person in any case where such delivery of the Prospectus (as so amended or supplemented) is required by the 1933 Act;

(ii) against any and all losses, liabilities, claims, damages and expenses whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such

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untrue statement or omission referred to in the preceding subparagraph (i), or any such alleged untrue statement or omission referred to in the preceding subparagraph (i), if such settlement is effected with the written consent of the Bank; and

(iii) against any and all expenses whatsoever (including the fees and disbursements of counsel chosen by the Representative), reasonably incurred in investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission referred to in subparagraph (i), or any such alleged untrue statement or omission referred to in subparagraph (i), to the extent that any such expense is not paid under subparagraph (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information relating to any Underwriter furnished to the Bank in writing by such Underwriter through the Representative expressly for use therein.

(b) Indemnification of the Bank. Each Underwriter severally agrees to indemnify and hold harmless the Bank and each of its officials, including its authorized representative in the United States, who signs the Registration Statement and each person, if any, who controls the Bank within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense to the same extent as the foregoing indemnity from the Bank to such Underwriter contained in subsection (a) of this Section, as incurred, but only with respect to information furnished to the Bank in writing by such Underwriter through the Representative expressly for use in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto).

(c) General. Each indemnified party shall give prompt notice to each indemnifying party of any action (including any governmental investigations) commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability which it may have otherwise than on account of this Section 8. The indemnifying party, upon request of the indemnified party, shall retain counsel satisfactory in the reasonable judgment of the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the reasonable fees and disbursements of such counsel related to such action. In any such action, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (A) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (B) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a potential or actual conflict of interest, (C) the named defendants in any such proceeding (including any impleaded parties) represented by the same counsel include both the indemnifying party and the indemnified party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party and that the representation by the same counsel under such circumstances would be inappropriate, or (D) the indemnifying party shall not have employed counsel satisfactory in the reasonable judgment of the indemnified party to represent the indemnified party within a reasonable time after the indemnified party has given prompt notice to the indemnifying party of the institution of such action. The indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any action or related action in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate law firm (in addition to local counsel) for all such indemnified parties and all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated by the Bank in the case of parties indemnified pursuant to subsection (a) of this Section 8 and by the Representative in the case of parties indemnified pursuant to subsection (b) of this Section 8. No indemnifying party shall, without the prior written consent of the indemnified parties, effect any settlement of or consent to the entry of any judgment with respect to any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought

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hereunder by such indemnified party, unless such settlement includes (i) an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and (ii) does not include a statement as to or an admission of fault, culpability or failure to act by or on behalf of any indemnified party.

(d) Contribution. If the indemnification provided for in subsection (a) or (b) of this Section 8 is unavailable to an indemnified party under such provisions or insufficient in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party under such subsection, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and expenses (A) in such proportion as is appropriate to reflect the relative benefits received by the Bank on the one hand and the Underwriters on the other hand from the offering of the Underwritten Securities or (B) if the allocation provided by clause (A) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (A) above but also the relative fault of the Bank on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Bank on the one hand and the Underwriters on the other hand in connection with the offering of the Underwritten Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Underwritten Securities pursuant to this Agreement (before deducting expenses) received by the Bank and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth on the cover of the Prospectus, bear to the aggregate initial public offering price of the Underwritten Securities as set forth on such cover.

The relative fault of the Bank on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Bank on the one hand or by the Underwriters on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 8(d) are several in proportion to the respective principal amounts of Underwritten Securities they have purchased hereunder, and not joint.

The Bank and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take into account of the equitable considerations referred to above in this Section 8. The amount paid or payable by an indemnified party as a result of the losses, liabilities, claims, damages and expenses referred to above in this Section 8 shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.

Notwithstanding the provisions of this Section 8, any Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Underwritten Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this subsection, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and each official of the Bank, including the authorized agent of the Bank who signed the Registration Statement, and each person, if any, who controls the Bank within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Bank. The Underwriters’ respective obligations to contribute pursuant to this subsection are several in proportion to the principal amount of Underwritten Securities set forth opposite their respective names in the Terms Agreement and not joint.

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The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any indemnified party at law or in equity.

Section 9. Termination. The obligations of the Underwriters under this Agreement may be terminated by the Representative by notice given to and received by the Bank prior to the delivery of and payment for the Immediate Delivery Underwritten Securities, if, during the period beginning on the date of the applicable Terms Agreement to and including the applicable Delivery Date, there shall have occurred (i) a suspension, material disruption or material limitation in the trading, settlement or clearance services of securities generally on The New York Stock Exchange or any Listed Securities Exchange for such Underwritten Securities, (ii) a suspension in trading of any securities of the Bank by the Commission or any Listed Securities Exchange, (iii) any declaration of general moratorium on commercial banking activities in New York by either Federal or New York State authorities or any declaration of a general banking moratorium by China, (iv) any lowering of the rating assigned as of the date of the applicable Terms Agreement by any of Moody’s Investors Service, Inc., Standard & Poor’s Ratings Services or Fitch Ratings to any debt securities issued by the Bank since that date or any public announcement by any such rating agency since that date that it has placed any debt securities issued by the Bank under surveillance or review for possible downgrading, or (v) any outbreak or escalation of hostilities involving the United States or China or the declaration of a national emergency or a war by the United States or China or any material and adverse change in the political or economic conditions in the United States or China or any calamity or crisis in the United States or China that is material and adverse and, in the case of any of the events specified in clauses (i) through (v) above, of such magnitude and severity as to make it, in the Representative’s reasonable judgment, inadvisable or impracticable to proceed with the offering or the delivery of the Underwritten Securities on the terms and in the manner contemplated in the Prospectus.

Section 10. Expenses upon Termination. If the Underwriters shall decline to purchase the Immediate Delivery Underwritten Securities for any reason permitted by Section 6 of this Agreement, the sole liability of the Bank to the Underwriters (in addition to any liability it may have under Section 8) will be to reimburse the Underwriters for the reasonable fees and expenses of their counsel and for such other out-of-pocket expenses as shall have been incurred by them in connection with this Agreement and the proposed purchase of Underwritten Securities, and upon demand the Bank shall pay the full amount thereof to the Representative (including any fees and expenses of the Bank advanced by the Representative and expressly agreed by the Bank to be so reimbursed). If this Agreement is terminated pursuant to Section 9, the Bank shall not be obligated to reimburse any Underwriter on account of those expenses, except as shall be allocated pursuant to Section 5(j). If this Agreement is terminated pursuant to Section 7, liabilities of the parties shall be determined as provided in such Section.

Section 11. Choice of Law; Counterparts. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in such State. This Agreement may be executed in one or more counterparts, and if executed in more than one counterpart the executed counterparts shall together constitute a single instrument.

Section 12. Selling and Other Restrictions. Except as specified in the applicable Terms Agreement, each Underwriter severally represents to and agrees with the Bank that it has not offered or sold, and that it will not offer or sell, any of the Underwritten Securities in China (excluding Hong Kong, Macau and Taiwan).

Section 13. Jurisdiction.

(a) The parties hereto irrevocably agree that any New York Court shall have jurisdiction to hear and determine any suit, action or proceeding and to settle any disputes which may arise out of or in connection with this Agreement (including actions taken under the Federal or state securities laws of the United States) (“Subject Proceedings”); accordingly, any Subject Proceedings so arising may be brought in such New York Court. The Bank hereby irrevocably waives, to the extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any Subject Proceedings in such New York Court and any claim that such

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Subject Proceedings have been brought in an inconvenient forum and further irrevocably agrees, to the extent permitted by law, that a judgment in any Subject Proceedings brought in any such New York Court shall be conclusive and binding upon the Bank and may be enforced in the courts of any other jurisdiction. Nothing herein contained shall limit the right of any of the Underwriters to bring Subject Proceedings in any other court of competent jurisdiction.

(b) The Bank hereby agrees that the process by which any Subject Proceedings in a New York Court are begun may be served on the Bank by being delivered to Mr. [•], General Manager, Bank of China New York Branch, whose current address is 410 Madison Avenue, New York, New York 10017, or his successors (the “Authorized Agent”); and the Bank hereby appoints the Authorized Agent as its agent for such service. Such appointment shall be irrevocable until all amounts in respect of the principal of, premium (if any) and additional amounts (as provided in the Underwritten Securities), if any, and any interest due or to become due in respect of the Underwritten Securities shall have been provided to the Fiscal Agent pursuant to the terms of the Fiscal Agency Agreement and of the Underwritten Securities. The Bank shall take any and all action, including the filing of any and all documents and instruments that may be necessary to continue such appointment or appointments in full force and effect as aforesaid. Service of process upon the Authorized Agent at the address indicated above, as such address may be changed within the Borough of Manhattan by notice given by the Authorized Agent to each party hereto, shall be deemed, in every respect, effective service of process upon the Bank.

(c) To the extent that the Bank may in any jurisdiction claim for itself or its assets immunity from suit, execution, attachment (whether in aid of execution, before judgment or otherwise) or other legal process, and to the extent that in any such jurisdiction there may be attributed to the Bank or its assets such immunity (whether or not claimed), the Bank hereby irrevocably agrees not to claim and hereby irrevocably waives such immunity to the full extent permitted by the laws of such jurisdiction.

This waiver is intended to be effective upon the execution of this Agreement without any further act by the Bank before any such court, and introduction of a true copy of this Agreement into evidence shall be conclusive and final evidence of such waiver.

Section 14. Judgment Currency. The Bank agrees to indemnify each Underwriter against any loss incurred by such Underwriter as a result of any judgment or order being given or made for any amount due hereunder and such judgment or order being expressed and paid in a currency (the “Judgment Currency”) other than the payment currency provided under the Underwritten Securities (the “Payment Currency”) and as a result of any variation as between (i) the rate of exchange at which the Payment Currency amount is converted into the Judgment Currency for the purpose of such judgment or order, and (ii) the rate of exchange at which such Underwriter is able to purchase Payment Currency with the amount of the Judgment Currency actually received by such Underwriter. If, alternatively, an Underwriter receives a profit as a result of such currency conversion, it will return any such profit to the Bank (after taking into account any taxes or other costs arising in connection with such conversion and repayment). The foregoing indemnity shall constitute a separate and independent obligation of the Bank and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, the relevant currency.

Section 15. Successors and Assigns. This Agreement shall be binding upon the Underwriters, the Bank, and the successors of the Underwriters and the Bank. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (a) the representations, warranties, indemnities and contribution agreements of the Bank contained in this Agreement shall also be deemed to be for the benefit of the person or persons, if any, who control any Underwriter within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act, and (b) the indemnity and contribution agreements of the Underwriters contained in Section 8 hereof shall be deemed to be for the benefit of the officers of the Bank, including its authorized representative in the United States, who have signed the Registration Statement and each person who controls the

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Bank within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

Section 16. Representations and Warranties to Survive. The respective indemnities, agreements, representations, warranties and other statements of the Bank and the several Underwriters as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or any person on behalf of the Bank, and shall survive delivery of and payment for the Underwritten Securities.

Section 17. Reliance and Notice. The Bank shall be entitled to act and rely upon any request, consent, notice or agreement of or by the Underwriters given by the Representative. Any communications by the Bank to the Underwriters shall be sufficient if given in writing to the Representative addressed as indicated in the Terms Agreement; and any communications by the Representative or the Underwriters to the Bank shall be sufficient if given in writing or by facsimile addressed to China Development Bank at No. 29 Fuchengmenwai Street, Xicheng District, Beijing 100037, The People’s Republic of China, Attention: Managing Director of Treasury; facsimile (86-10) 6830-7759. The foregoing addresses (including facsimile numbers) for notices or communications may be changed by written notice given by the addressee to each party hereto, and the addressee’s address shall be deemed changed for all purposes from and after the giving of such notice.

Section 18. Headings. The section headings used herein are for convenience only and shall not affect the construction thereof.

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EXHIBIT A

FORM OF TERMS AGREEMENT

[Date]

China Development Bank

No. 29 Fuchengmenwai Street

Xicheng District

Beijing 100037

The People’s Republic of China

Attention:

Dear Sirs:

The undersigned underwriters (the “Underwriters”) understand that China Development Bank (the “Bank”) proposes to issue and sell $[specify amount] aggregate principal amount of its [specify title of debt securities] (the “Underwritten Securities”) as part of the Debt Securities defined in the Basic Terms (as defined below). Subject to the terms and conditions set forth herein or incorporated by reference herein, the Underwriters offer to purchase, severally and not jointly, the principal amount of Underwritten Securities set forth below opposite their respective names at [specify percentage]% of the principal amount thereof together with accrued interest thereon from [specify date] to the Delivery Date:

Underwriter	Principal Amount of Underwritten Securities

Total	$

The Underwritten Securities, which are to be issued under a Fiscal Agency Agreement dated as of [specify date] between the Bank and [•], as Fiscal Agent, shall have the following applicable terms:

Principal amount:

Form and denomination:

Date of maturity:

Interest rate, rates or formula:

Date from which interest accrues:

Interest payment dates, if any:

Initial price to public:

Delivery Date (including time):

Place of delivery and payment:

Redemption provisions, if any:

Proposed Listed Securities Exchange, if any:

Ranking:

Delayed Delivery Contracts: [authorized] [not authorized]

Delivery date:

Expiration date:

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Compensation to Underwriters:

Minimum contract:

Maximum aggregate principal amount:

Special selling restrictions, if any:

Limitation on fees and expenses payable by the Bank, if any:

Other terms, if any:

The name and address of each Underwriter is set forth in Annex A hereto.

All the provisions contained in “China Development Bank — Debt Securities — Underwriting Agreement Basic Terms” (the “Basic Terms”), filed as an exhibit to the Registration Statement relating to the Debt Securities and attached hereto as Annex B, are herein incorporated by reference in their entirety and shall be deemed to be a part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Terms defined in the Basic Terms are used herein as therein defined.

Any notice by the Bank to the Underwriters pursuant to this Terms Agreement shall be sufficient if given in writing or by facsimile addressed to [insert name and address of the lead manager or managers or, if only one underwriter is a party hereto, of such firm], which shall, for all purposes of this Terms Agreement, be the “Representative.”

Very truly yours,

REPRESENTATIVE

By:

Title:

[Acting for themselves and as Representative of the Underwriters]

Accepted:

CHINA DEVELOPMENT BANK

By:

Title:

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ANNEX A

Name of Underwriter	Address of Underwriter

ANNEX B

China Development Bank — Debt Securities

— Underwriting Agreement Basic Terms

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EXHIBIT B

CHINA DEVELOPMENT BANK

FORM OF DELAYED DELIVERY CONTRACT

[Date]

China Development Bank

No. 29 Fuchengmenwai Street

Xicheng District

Beijing 100037

The People’s Republic of China

Attention:

Re: [Specify title of Underwritten Securities]

Dear Sirs:

The undersigned hereby agrees to purchase from China Development Bank (the “Bank”), and the Bank agrees to sell to the undersigned on [specify date] (the “Delivery Date”), $[specify amount] principal amount of the Bank’s above-captioned debt securities (the “Underwritten Securities”), offered by the Bank’s Prospectus dated [specify date], as supplemented by its Prospectus Supplement dated [specify date], receipt of which is hereby acknowledged, at a purchase price of [specify percentage]% of the principal amount thereof plus accrued interest from [specify date] to the Delivery Date, and on the further terms and conditions set forth in this contract.

Payment for the Underwritten Securities which the undersigned has agreed to purchase on the Delivery Date shall be made to the Bank or its order by wire transfer in immediately available funds on the Delivery Date, upon delivery to the undersigned of the Underwritten Securities to be purchased by the undersigned in definitive or global form and in such denominations and registered in such names as the undersigned may designate by written or telegraphic communication addressed to the Bank not less than two (2) full business days prior to the Delivery Date.

The obligation of the undersigned to take delivery of and make payment for the Underwritten Securities on the Delivery Date shall be subject only to the conditions that (1) the purchase of the Underwritten Securities to be made by the undersigned shall not on the Delivery Date be prohibited under the laws of the jurisdiction to which the undersigned is subject and (2) the Bank, on or before [specify date] shall have sold to the underwriters (the “Underwriters”) of the Underwritten Securities such principal amount of the Underwritten Securities as is to be sold to them pursuant to the Terms Agreement dated [specify date] between the Bank and the Underwriters. The obligation of the undersigned to take delivery of and make payment for the Underwritten Securities shall not be affected by the failure of any purchaser to take delivery of and make payment for Underwritten Securities pursuant to other contracts similar to this contract. The undersigned represents and warrants that its investment in the Underwritten Securities is not, as of the date hereof, prohibited under the laws of any jurisdiction to which the undersigned is subject and which govern such investment.

Promptly after completion of the sale to the Underwriters, the Bank will mail or deliver to the undersigned at its address set forth below notice to such effect, accompanied by a copy of the opinions of counsel to the Bank delivered to the Underwriters in connection therewith.

By the execution hereof, the undersigned represents and warrants to the Bank that all necessary action (corporate or otherwise) for the due execution and delivery of this contract and the payment for and purchase of the Underwritten Securities has been taken by it and no further authorization or approval of any governmental or other regulatory authority is required for such execution, delivery, payment or purchase, and that, upon acceptance hereof by the Bank and mailing or delivery of a copy as provided below, this contract will constitute a valid and binding agreement of the undersigned in accordance with its terms.

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This contract will inure to the benefit of and be binding upon the parties hereto and their respective successors, but will not be assignable by either party hereto without the written consent of the other.

It is understood that the Bank will not accept Delayed Delivery Contracts for an aggregate principal amount of Underwritten Securities in excess of $[specify amount] and that the acceptance of any Delayed Delivery Contract is in the Bank’s sole discretion and, without limiting the foregoing, need not be on a first-come first-served basis. If this contract is acceptable to the Bank, it is requested that the Bank sign the form of acceptance on a copy hereof and mail or deliver a signed copy hereof to the undersigned at its address set forth below. This will become a binding contract between the Bank and the undersigned when such copy is so mailed or delivered.

This Delayed Delivery Contract shall be governed by the laws of the State of New York applicable to agreements made and performed in said State.

Yours very truly,

(Name of Purchaser)

By
(Title)

(Address)

Accepted as of the date

first above written.

China Development Bank

By:

Title:

PURCHASER: PLEASE COMPLETE AT TIME OF SIGNING

The name and telephone number of the representative of the Purchaser with whom details of delivery on the Delivery Date should be discussed is as follows: (Please print.)

Name	Telephone No. (Including Area Code)

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